Subscription for Units Document
EX-4.1

MOVENTIS CAPITAL, INC.

Convertible Secured Debenture

SUBSCRIPTION FOR UNITS

TO/PAYEE:

Moventis Capital, Inc.,

a Delaware corporation  (the “Company”)

The following Subscription Agreement is for Units (as defined herein) of a three-year convertible secured debenture ("Debenture") in the Company, which will bear an interest rate (“Rate”) of 10% per annum, paid semi-annually, which may be increased to a maximum of 14% in the event the Company issues debt at a higher interest rate to a senior lender under certain circumstances. The Debenture shall be convertible into Common Shares of the Company at the option of the holder, and contains warrant coverage as further provided herein.   The Company's obligations under the Debentures are secured by a grant, subject to certain limitations, of a security interest in certain assets of the Company.

The undersigned (the “Subscriber”) hereby subscribes for and agrees to purchase the number of units (the “Units”) in the capital of the Company, set forth below for the aggregate subscription price set forth below, representing a subscription price of US$25,000 per Unit, upon and subject to the terms and conditions set forth in the “Terms and Conditions of Subscription for Securities of Moventis Capital, Inc.” attached to and forming a part hereof.

Each Unit is comprised of (i) one Debenture of the Company with a principal face amount of US$25,000.00, and (ii) common share purchase warrants (the “Warrants”) to purchase 12,295 additional Common Shares (a “Warrant Share”) for a period of three years from the Closing Date (as defined herein).  The Debentures and the Warrants carry piggyback registration rights with respect to the shares issuable upon conversion of the Debentures and exercise of the Warrants.

This subscription may be accepted as to the number of Units set forth below or such lesser number as may be determined by the Company at its discretion.  In addition to this face page, the Subscriber must also complete all applicable Schedules attached hereto and sign the signature pages to the Transaction Documents.  At the Closing Time, the Company will deliver to the Subscriber, the Debenture(s), Warrant(s), Registration Rights Agreement and General Security Agreement.

Number of Units ___________   Aggregate Subscription Value US$  ____________ (in US$25,000 increments)  Number of common shares of the Company held by the Subscriber excluding those being subscribed for hereunder:  _______________ (fully-diluted)

Subscriber is an Insider*    Yes    No

* Director, Senior Officer or 10% Shareholder

__________________________________________
(Name of Subscriber – please print)

By: ________________________________________
      (Authorized Signature, if other than individual)

__________________________________________
(Official Capacity or Title, if Applicable – Please Print)

__________________________________________

__________________________________________
(Subscriber’s Address)

__________________________________________
(Telephone Number)

__________________________________________
(email address)

Register the Purchased Securities as set forth below:

__________________________________________
(Name)

__________________________________________
(Account reference, if applicable)

__________________________________________

__________________________________________
(Address)

Deliver the Purchased Securities as set forth below:

__________________________________________
(Name)

__________________________________________
(Account reference, if applicable)

__________________________________________
(Contact Name)

__________________________________________

__________________________________________
(Address)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SECURITIES OF MOVENTIS CAPITAL, INC.

Terms of the Offering

(i)

The Subscriber acknowledges that the Units subscribed for hereunder form part of an issuance and sale by the Company of securities for gross proceeds of up to US$2,500,000 comprised of up to 100 Units at a subscription price of US$25,000 per Unit, each Unit consisting of one debenture and Warrants to purchase 12,295 Common Shares (the “Offering”).

(ii)

Each Unit is comprised of (i) one debenture of the Company with a principal face amount of US$25,000 (“Debenture”), and (ii) common share purchase warrants (the “Warrants”).  Such debenture will be initially convertible into 32,496 shares of the Company’s Common Shares at any time after the issuance thereof as follows:

a.

One-third (US$8,333.00) of the Debenture is convertible at a price of US$0.65 per Share into 12,820 Common Shares;

b.

One-third (US$8,332.80) of the Debenture is convertible at a price of US$0.80 per Share into  10,416 Common Shares; and

c.

One-third (US$8,334.00) of the Debenture is convertible at a price of US$0.90 per Share into 9,260 Common Shares.

Each Unit entitles the Subscriber to purchase 12,295 additional Common Shares (a “Warrant Share”) for a period of three years from the Closing Date (as defined herein) (i) 6,147 of which warrants will have an exercise price of US$0.65; and (ii) 6,148 of which warrants will have an exercise price of US$0.80.

(iii)

 The Subscriber acknowledges and agrees that the Company may, acting unilaterally, increase or decrease the size of the Offering without the consent of or notice to the Subscriber.

Representations, Warranties and Covenants by Subscriber

4.

The Subscriber represents, warrants and covenants to the Company (and acknowledges that the Company and its counsel, are relying thereon) as at the date hereof and as at the Closing Time (as such term is defined below) that:

(a)

it understands that the Securities are “restricted securities” and have not been registered under the United States Securities Act of 1933 (the “1933 Act”) or any applicable state securities law, understands the restrictions with respect to trading in the Units, Common Shares, the Warrants and the Warrant Shares (collectively, the “Purchased Securities”), imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, acknowledges that it is aware of the characteristics of the Purchased Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Purchased Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policies until expiry of the applicable hold period (one year in the United States) and in compliance with the other requirements of applicable law;

(b)

the Subscriber is resident in the jurisdiction set forth in this Subscription Agreement as the “Subscriber’s Address” below the Subscriber’s signature as set forth on the first page hereof, and the purchase by and sale to the Subscriber of the Units, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale has occurred only in such jurisdiction;

(c)

the Subscriber is purchasing the Units as principal for its own account, for investment only and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Purchased Securities in compliance with applicable federal and state securities laws);

(d)

(i) if the Subscriber is a person in the United States or a U.S. Person (as defined below), the Subscriber is (A) an “accredited investor” as defined in Exhibit “1” of Schedule “D” attached hereto (and has concurrently executed and delivered an Accredited Investor Certificate in the form attached hereto as Schedule “D”, including Exhibit “1” thereto completed as directed) or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act; or

(ii) if the Subscriber is resident in British Columbia, Alberta, Ontario or Quebec, the Subscriber is an “accredited investor” as defined in Exhibit “1” of Schedule “A” attached hereto and has concurrently executed and delivered an Accredited Investor Certificate in the form attached hereto as Schedule “A”, including Exhibit “1” thereto completed as directed; or

(iii) if the Subscriber is resident in British Columbia, Alberta or Quebec, the Subscriber is an “eligible purchaser” as defined in Schedule “B” attached hereto and has concurrently executed and delivered an Eligible Purchaser Certificate in the form attached hereto as Schedule “B” and completed as directed;

(iv) if the Subscriber is resident in Ontario, the Subscriber is an “eligible purchaser” as defined in Schedule “C” attached hereto and has concurrently executed and delivered an Eligible Purchaser Certificate in the form attached hereto as Schedule “C” and completed as directed;

(e)

it is aware that the Purchased Securities have not been and will not be registered under the 1933 Act, and that these securities may not be offered or sold in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration;

(f)

it undertakes and agrees that it will not offer or sell the Purchased Securities in the United States unless such securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Purchased Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(g)

unless the Subscriber has completed and delivered an Accredited Investor Certificate in the form attached as Schedule “D”, including Exhibit “1” thereto (in which case the Subscriber makes the representations, warranties and covenants therein):

(i)

the Subscriber is not a person in the United States or a U.S. person, as defined in Regulation S under the 1933 Act (“U.S. Person”) (the definition of which generally includes, and is not limited to, (A) any natural person resident in the United States, (B) any partnership or corporation organized or incorporated under the laws of the United States, (C) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (D) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (E) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors, as defined in Rule 501 under the 1933 Act, who are not natural persons, estates or trusts);

(ii)

the offer to purchase the Units was not made to the Subscriber in the United States; and

(iii)

at the time the Subscriber’s subscription for the Units was executed and delivered to the Company, the Subscriber (or the Subscriber’s authorized signatory, if it is an entity) was outside the United States;

(h)

the Subscriber acknowledges that the Warrants may not be exercised by or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the 1933 Act and the securities laws of all applicable states, and the holder has furnished an opinion of counsel satisfactory to the Company to such effect; provided that a Subscriber that delivers the Accredited Investor Certificate attached as Schedule “C”, including Exhibit “1” thereto, in connection with its purchase of Units will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants on its own behalf at a time when the Subscriber remains an accredited investor, as defined in Rule 501 under the 1933 Act;

(i)

if the Subscriber is a company or body corporate that is a valid and subsisting corporation, it has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to take all actions required pursuant thereto and certifies that all necessary approvals by its directors, shareholders, partners, members or otherwise has been given;

(j)

if the Subscriber is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto;

(k)

this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the undersigned;

(l)

the Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(m)

the Subscriber acknowledges that the certificates representing the Purchased Securities, including if necessary, the Warrant Shares, will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) EITHER (1) PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UPON RECEIPT BY THE COMPANY OF A LEGAL OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) TO SUCH EFFECT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT FOR SUCH SECURITIES.”

(n)

the Subscriber acknowledges that the certificates representing the Purchased Securities, including if necessary, the Warrant Shares, will bear such additional legends as required to comply with United States and applicable state securities laws;

(o)

no representation has been made to it regarding the present or future value of the Purchased Securities;

(p)

it is aware that it is not purchasing the Purchased Securities hereunder pursuant to a prospectus and as a result:

(i)

it is restricted from using most of the civil remedies available under applicable securities legislation;

(ii)

there is no government or other insurance covering the Purchased Securities;

(iii)

it will not receive information that would otherwise be required to be provided to it under applicable securities legislation;

(iv)

there are risks associated with the purchase of the Purchased Securities;

(v)

the Company is relieved of certain obligations that would otherwise apply under applicable securities legislation;

(vi)

there are restrictions on the Subscriber’s ability to resell the Purchased Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities;

(vii)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities or the Offering; and

(viii)

the Subscriber acknowledges that the Company has advised the Subscriber that the Company is relying on exemptions from the requirements to provide the Subscriber with a prospectus and to sell the Purchased Securities through a person registered to sell securities under the applicable securities legislation and, as a consequence of acquiring the Purchased Securities pursuant to these exemptions, certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber;

(q)

it understands that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(r)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the undersigned will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue or continued ownership of the Purchased Securities as may be reasonably required;

(s)

it will comply with all applicable securities legislation, regulations, rules, orders, policies or other laws concerning the purchasing, holding and resale or other disposition of the Purchased Securities, including the execution and filing of any required private placement reports.  In particular, the Subscriber will not resell or otherwise transfer or dispose of any of the Purchased Securities except in accordance with the provisions of all applicable securities laws and stock exchange rules;

 (t)

the acquisition of Units hereunder by the Subscriber will not result in the Subscriber becoming a “Control Person”, as defined under applicable Canadian securities laws;

(u)

the Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(v)

the Subscriber acknowledges that it has been directed to obtain independent legal, income tax and investment advice with respect to its subscription for Units and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

(w)

the Subscriber acknowledges that is has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units, (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and

(x)

the subscriber is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Closing

5.

The Subscriber agrees to deliver to the Company not later than 11:00 a.m. (Pacific Daylight Time) onOctober 6, 2006 (or two business days before any amended Closing Date of which the Subscriber receives notice):

(a)

a certified cheque or bank draft in the amount of the aggregate subscription price set forth on the face page of this Subscription Agreement made payable to “Moventis Capital, Inc.”; and

(b)

such other documents as may be required by counsel to the Company.

6.

The sale and issuance of the Units will be completed at the offices of Fasken Martineau DuMoulin, 2100 - 1075 West Georgia Street, Vancouver, B.C. V6E 3G2, on or before October 6, 2006 (the “Closing Date”) or such other place, time or date as the Company may determine (such other date also being referred to as the Closing Date), provided that the Company shall not be required to complete the sale and issuance of the Purchased Securities unless the Subscriber shall have complied with Section 4 hereof.  In the event that these conditions have not been met or waived by the Company prior to the Closing Date, the Subscriber shall not be required to purchase, and the Company shall not be required to issue and sell, any Purchased Securities, and any subscription funds received by the Company will be returned to the Subscriber without interest thereon or deduction there from.

7.

The Company shall be entitled to rely on delivery of a facsimile copy of executed subscriptions.

General

8.

The Subscriber undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

9.

This Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

10.

Time shall be of the essence hereof.

11.

The Subscriber acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Purchased Securities be drawn up in the English language only.

12.

This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

13.

If any provision of this Subscription Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this agreement.

14.

The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

15.

The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purposes of completing the Subscriber’s subscription.  The Subscriber acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices and disclosing such information to the Company’s registrar and transfer agent, legal counsel and any other party involved in the purchase and sale of the Purchased Securities.  The Subscriber further acknowledges and consents to the fact the Company may be required by applicable securities laws, stock exchange rules, and investment dealers association rules to disclose to regulatory authorities any personal information provided by the Subscriber respecting itself.

17.

The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Purchased Securities to the Subscriber shall be borne by the Subscriber.

18.

In this Subscription Agreement (including attachments), references to “$” are to United States dollars, unless otherwise noted.

SCHEDULE “A”

ACCREDITED INVESTOR CERTIFICATE

FOR BRITISH COLUMBIA, ALBERTA, ONTARIO AND QUEBEC PURCHASERS

TO:

MOVENTIS CAPITAL, INC. (the “Company”)

In connection with the purchase by the undersigned purchaser (the “Subscriber”) of Units of the Company, the Subscriber hereby represents, warrants, covenants and certifies that:

1.	the Subscriber is resident in the Province of Alberta, British Columbia, Ontario or Quebec or is subject to the laws of the Province of Alberta, British Columbia, Ontario or Quebec;
2.	the Subscriber is purchasing the Subscriber’s Shares as principal for its own account;
3.

the Subscriber is an “accredited investor” within the meaning of National Instrument 45-106, Prospectus and Registration Exemptions, by virtue of satisfying the indicated criterion as set out in Appendix “A” to this certificate (YOU MUST ALSO INITIAL SCHEDULE A TO THIS CERTIFICATE):

4.

the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Subscriber’s Units and will survive the completion of the issue of the Subscriber’s Units; and

5.

the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a purchaser of the Subscriber’s Units and the undersigned undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Subscriber’s Units.

Dated at _______, this _________ day of September, 2006.

__________________________________________

Name of Subscriber

__________________________________________

Signature

__________________________________________

If the Subscriber is a corporation, office or title of signatory

IMPORTANT: PLEASE INITIAL THE APPLICABLE ITEM ON ‘SCHEDULE A’ ATTACHED TO THIS CERTIFICATE.

EXHIBIT “1”

[Please check the appropriate box.]

“accredited investor” means:

☐	(a) a Canadian financial institution, or a Schedule III Bank,
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐

(c)

a subsidiary of any person referred to in paragraph (a) or (b) if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐

(d)

a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer registered as a limited market dealer registered under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d),
☐	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,
☐

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$1,000,000,

☐

(k)

an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,
☐	(m) a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements,
☐

(n)

an investment fund that distributes or has distributed its securities only to

(i)

a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds], or

(iii)

  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

☐

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)

is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)

in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,
☐

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or
☐

(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

            (i)

an accredited investor, or

(ii)

an exempt purchaser in Alberta or British Columbia after September 14, 2005.

For the purposes hereof:

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (b) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“financial assets” means (a) cash; (b) securities; or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC.

“person” includes (a) an individual; (b) a corporation; (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (b) liabilities that are secured by financial assets.

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliate and Control

A.

an issuer is an affiliate of another issuer if (a) one of them is the subsidiary of the other; or (b) each of them is controlled by the same person.

B.

a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation; (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE “B”

CERTIFICATE OF ELIGIBLE RELATED INVESTOR

The Subscriber is resident in British Columbia, Alberta or Quebec, is purchasing as principal its own account and not for the benefit of another and is [Check one or more]:

(iv) a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,
(v) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,
(vi) a parent, grandparent, brother, sister or child of a spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,
(vii) a founder of the Issuer or a spouse, parent, grandparent, brother, sister or child of a founder of the Issuer,
(viii) a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer,
(ix) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (v), or
(x) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (v),

(xi)

a close personal friend of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer, who has known ______________________ [insert name of close personal friend], a

(a) director (b) executive officer, or (c) control person
(check one) for ____________________ and is able to assess the capabilities and trustworthiness of such director, executive officer or control person by virtue of

(xii)

a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer who has had a number of prior business dealings with ____________________________ [insert name of close business associate], a

(a) director (b) executive officer, or (c) control person
(check one) for _________________________ and is able to assess the capabilities and trustworthiness of such director, executive officer or control person by virtue of

(xiii)

a close personal friend of a founder of the Issuer who has known __________________________ [insert name of founder that is the close personal friend], a founder of the Issuer for __________________________ and is able to assess the capabilities and trustworthiness of the founder by virtue of

(xiv)

a close business associate of a founder of the Issuer who has had a number of prior business dealings with _____________________________ [insert name of founder that is close business associate], a founder of the Issuer for _________________________ and is able to assess the capabilities and trustworthiness of the founder by virtue of

For the purposes of this certificate, the following definitions apply:

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

(a)

a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)

more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means

(a)

a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)

with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“executive officer” means, for an issuer, an individual who is

(a)

a chair, vice-chair or president,

(b)

a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)

an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(d)

performing a policy-making function in respect of the issuer;

“founder” means, in respect of an issuer, a person who,

(a)

acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)

at the time of the trade is actively involved in the business of the issuer;

“spouse” means, an individual who,

(a)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)

in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)

one of them is the subsidiary of the other, or

(b)

each of them is controlled by the same person.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)

the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)

the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date of the Offering of Common Shares as set forth in the attached Subscription Agreement.  If any such representation or warranty shall not be true and accurate prior to Closing Date, the undersigned shall give immediate written notice of such fact to the Issuer.

Dated: ______________________	Signed:

Witness (If Subscriber is an Individual)	Print Name of Subscriber

Print Name of Witness	If Subscriber is a Corporation, Print Name and Title of Authorized Signing Officer

SCHEDULE “C”

CERTIFICATE OF ELIGIBLE ONTARIO RELATED INVESTOR

ONTARIO RESIDENTS ONLY

The Subscriber is resident in Ontario and is purchasing as principal for its own account and not for the benefit of another and is: [check one or more]

(a) a founder of the Corporation,
(b) a spouse, parent, brother, sister, grandparent or child or an executive officer, director or founder of the Corporation, or
(c) a person that is a control person of the Corporation.

For the purposes of this certificate, the following definitions apply:

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

(a)

a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)

more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means

(a)

a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)

with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“executive officer” means, for an issuer, an individual who is

(a)

a chair, vice-chair or president,

(b)

a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)

an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(d)

performing a policy-making function in respect of the issuer;

“founder” means, in respect of an issuer, a person who,

(a)

acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)

at the time of the trade is actively involved in the business of the issuer;

“spouse” means, an individual who,

(a)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)

in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)

one of them is the subsidiary of the other, or

(b)

each of them is controlled by the same person.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)

the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)

the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date of the Offering of Common Shares as set forth in the attached Subscription Agreement.  If any such representation or warranty shall not be true and accurate prior to Closing Date, the undersigned shall give immediate written notice of such fact to the Issuer.

Dated: ______________________	Signed:

Witness (If Subscriber is an Individual)	Print Name of Subscriber

Print Name of Witness	If Subscriber is a Corporation, Print Name and Title of Authorized Signing Officer

SCHEDULE “D”

ACCREDITED INVESTOR CERTIFICATE

FOR UNITED STATES PURCHASERS

In connection with the purchase by the undersigned subscriber (the “Subscriber”) of Units of the Company, the Subscriber hereby represents, warrants, covenants and certifies to the Company that the Subscriber is purchasing the Units as principal for its own account, for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Units or the securities issuable upon exercise of the Warrants (collectively, the “Purchased Securities”); provided, however, that this sentence shall not restrict the Subscriber from selling  or otherwise disposing of any of the Purchased Securities pursuant to registration thereof pursuant to the U.S. Securities Act of 1933 (the “U.S. Securities Act”) and any applicable state securities laws or under an exemption from such registration requirements.  The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D under the U.S. Securities Act by virtue of satisfying one of the indicated criteria as set out in Exhibit ”1” to this Accredited Investor Certificate and as so marked by the Subscriber.

Subscriber acknowledges that (A) the Units and the underlying securities are and will be “restricted securities” as defined in Rule 144 promulgated under the U.S. Securities Act; (B) neither the Units nor the underlying securities may be sold or otherwise transferred except to the Company, outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, pursuant to an effective registration statement under the U.S. Securities Act and all applicable state securities laws, or pursuant to an available exemption under the U.S. Securities Act and the Subscriber shall have first delivered to the Company a written opinion of counsel (which counsel and opinion shall be reasonable satisfactory to the Company), to the effect that the proposed sale or transfer of the securities is registered under or exempt from the registration provisions of the U.S. Securities Act and all applicable state securities laws; and (C) upon the original issuance of the Units (and any underlying securities into which the Warrants are exercisable), and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Units (and any such underlying securities) will bear a restrictive securities legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) EITHER (1) PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UPON RECEIPT BY THE COMPANY OF A LEGAL OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) TO SUCH EFFECT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT FOR SUCH SECURITIES.”

The Subscriber has had access to such information regarding the Company as it has deemed necessary in connection with its decision to invest in the Units.

The Subscriber consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

The office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Units is the address listed as the “Subscriber’s Address” on the first page of the Subscription Agreement.

The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Purchased Securities; the Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of such Purchased Securities; in particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

The Subscriber understands and agrees that the certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear substantially the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

Dated at _____________________, this _____ day of September, 2006.

__________________________________________

Name of Subscriber

__________________________________________

Signature

__________________________________________

If the Subscriber is a corporation, office or title of signatory

EXHIBIT ”1”

Please check the appropriate box(es), indicating which box(es) applies to the Subscriber.

“accredited investor” means:

☐	(a) A bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or
☐	(b) A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
☐	(c) A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; or
☐	(d) An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
☐	(e) An investment company registered under the U.S. Investment Company Act of 1940; or
☐	(f) A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940; or
☐	(g) A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; or
☐

(h)

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

☐

(i)

An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors, as defined herein; or

☐	(j) A private business development company as defined in Section 202(a)(22) or the U.S. Investment Advisers Act of 1940; or
☐

(k)

A corporation, a partnership, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000; or

☐	(l) A director or executive officer of the Company; or
☐

(m)

A natural person whose individual net worth (defined as the excess of total assets over total liabilities), or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US$1,000,000; or

☐

(n)

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐

(o)

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described under the U.S. Securities Act Rule 506(b)(2)(ii); or

☐	(p) An entity in which each of the equity owners satisfies the requirements of at least one of the above categories.

Dated at _____________________, this _____ day of _____________, 200__.

__________________________________________

Name of Subscriber

__________________________________________

Signature

__________________________________________

If the Subscriber is a corporation, office or title of signatory

SCHEDULE “D”

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

Placee Information:

Name:  ____________________________________________________________________________________

Complete Address:  __________________________________________________________________________

Jurisdiction of Incorporation or Creation: __________________________________________________________

(a)  Is the Placee purchasing securities as a portfolio manager (Yes/No)? ________

(b)  Is the Placee carrying on business as a portfolio manager (Yes/No)? ________,

If the answer to 2(b) above was “Yes”, the undersigned certifies that:

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

the total asset value of the investment portfolios it manages on behalf of clients is not less than US$20,000,000; and

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at

 on

.

__________________________________________

(Name of Purchaser - please print)

__________________________________________

(Authorized Signature)

__________________________________________

(Official Capacity - please print)

__________________________________________

(please print name of individual whose signature

appears above)